UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      ------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 2004

                              CAMBRIDGE HEART, INC.
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               (Exact Name of Registrant as Specified in Charter)

               Delaware                 000-20991                13-3679946
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        (State or Other Juris-         (Commission              (IRS Employer
       diction of Incorporation        File Number)          Identification No.)

               1 Oak Park Drive, Bedford, MA                    01730
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         (Address of Principal Executive Offices)             (Zip Code)

        Registrant's telephone number, including area code: 781-271-1200

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountants

     On November 19, 2004, the Board of Directors of Cambridge Heart, Inc., (the "Company"), dismissed PricewaterhouseCoopers LLP ("PWC") as the Company's independent registered public accounting firm, and approved the engagement of Vitale, Caturano & Company, Ltd ("VCC") as the Company's independent accounting firm for the fiscal year ending December 31, 2004. The Audit Committee and the Board of Directors have approved the engagement of VCC as the Company's independent accountants.

     Except as noted in the next sentence, the reports of PWC on the Company's financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. The report of PWC on the Company's financial statements for the year ended December 31, 2002 included an explanatory paragraph that raised substantial doubt about the Company's ability to continue as a going concern.

     During the years ended December 31, 2003 and 2002 and through November 19, 2004, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused them to make reference thereto in their reports on the financial statements for such years. Except as noted in the immediately following paragraph, during the years ended December 31, 2003 and 2002 and through November 19, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     As noted in Item 4 of the Form 10-Q of the Company for the quarter ended September 30, 2004, in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2003, PWC advised management and the Audit Committee of the Board of Directors of a material weakness in the Company's internal accounting controls relating primarily to product return and sales order processing policies and procedures. The Company's management and the Audit Committee of the Board of Directors have taken actions with respect to the weaknesses identified by PWC, which are described in detail in such Form 10-Q. The Company has authorized PWC to respond fully to the inquiries of VCC concerning the Company's internal accounting controls.

     The Company has requested that PWC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether PWC agrees with the above statements, and if not, the respects in which PWC does not agree. A copy of such letter, dated November 24, 2004, is filed as Exhibit 16.1 to this Form 8-K.

     The Company engaged VCC as its new independent accountants as of November 19, 2004. Consistent with the policy of the Company's Board of Directors to consider a change in accounting firms from time to time and the Board's desire, after eight years with PWC, to identify a more economic solution for the Company, the Audit Committee of the Board of Directors determined it was appropriate to make a change in the Company's independent accountants. Following a review of the available alternatives with the Company's senior management, the Audit Committee and the Board of Directors have approved the engagement of VCC as the Company's independent accountants.

     During the Company's fiscal years ended December 31, 2003 and 2002 and through November 19, 2004, the Company did not consult with VCC regarding either the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice provided that VCC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. During the Company's fiscal years ended December 31, 2003 and 2002 and through November 19, 2004, the Company did not consult with VCC regarding any item that was either the subject of a disagreement or a reportable event as defined in Item 304 of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits

          16.1 Letter of PricewaterhouseCoopers LLP, dated November 24, 2004, pursuant to Section 304(a)(3) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           CAMBRIDGE HEART, INC.

Date:  November 24, 2004                   By: /s/ David A. Chazanovitz
                                               ---------------------------------
                                                 David A. Chazanovitz, President
                                                 and Chief Executive Officer